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                                                                   EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this amendment no. 1 to registration statement on Form S-4 (File No. 333-06427) of our report, which includes an explanatory paragraph explaining certain financial reporting implications related to the acquisition of Park Communications, Inc. and Subsidiaries (the "Company") by Park Acquisitions, Inc., dated February 2, 1996, except for Note 13 as to which the date is May 6, 1996, on our audit of the consolidated financial statements and the financial statement schedule of the Company as of December 31, 1995 and for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995 and to the inclusion in this amendment no. 1 to registration statement on Form S-4 (File No. 333-06427) of our reports which include an explanatory paragraph explaining certain financial reporting implications related to the Acquisition of the Company by Park Acquisitions, Inc. dated February 2, 1996 on our audit of the consolidated financial statements and the financial statement schedules of Park Broadcasting, Inc. and Subsidiaries and Park Newspapers, Inc. and Subsidiaries as of December 31, 1995 and for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

Lexington, Kentucky

August 16, 1996